EXHIBIT 5.1

                                  LAW OFFICES OF

                          PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                   POST OFFICE BOX 7880                 MENLO PARK
NEW YORK                 SAN FRANCISCO, CALIFORNIA 94120           ORANGE COUNTY
SACRAMENTO                  TELEPHONE (415) 983-1000               SAN DIEGO
SAN FRANCISCO               TELECOPIER (415) 983-1200              SAN JOSE
WASHINGTON, D.C.                                                   HONG KONG
TOKYO



                                             November 7, 1997


Paradigm Technology, Inc.
694 Tasman Drive
Milpitas, CA 95035


         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as counsel for Paradigm Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,020,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 2,020,000 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                                 Very truly yours,